Filed pursuant to Rule 433
Registration Statement Nos. 333-184147 and 333-184147-01

BUILDING TOMORROW [TM]

The RBS ETN Series Notebook

Trendpilot[TM] Indices
      [] Trend-following Strategies
Rebalance Strategy
RICI Enhanced(SM)Commodity Indices
      [] Designed in cooperation with im Rogers and RBS

FOR USE WITH INSTITUTIONS ONLY, NOT FOR USE WITH RETAIL INVESTORS.

IMPORTANT INFORMATION: The Royal Bank of Scotland plc ("RBS plc") and The Royal
Bank of Scotland Group plc ("RBS Group") (collectively, the "RBS Entities")
have filed a registration statement (including a prospectus) with the
Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, RBS plc, RBS
Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

The RBS ETNs are complex and not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS
ETNs as described in the 'Risk Factors' section of the pricing supplement, before investing.

**The pricing supplements, including a description of the applicable index methodology, can be found here: www.rbs.com/etnus and we can provide them to you upon request. The RBS ETNs are relatively new products and any performance prior to the live date of the index which the RBS ETN tracks is hypothetical and does not reflect actual returns. No actual investment which allowed tracking of the performance of any RBS index was possible before its live date.
The retrospectively calculated index performance contained herein is based on criteria applied retroactively with the benefit of hindsight and knowledge of factors that may have positively affected its performance, and cannot account for all financial risk that may affect the actual performance of the RBS ETNs.
The actual performance of the RBS ETNs may vary significantly from the retroactively calculated index performance data contained herein. Neither the retrospectively calculated nor the historical index performance should be taken as any indication of future performance of any index or any related RBS ETNs.
An investment in the RBS ETNs involves significant risks. The applicable pricing supplement and prospectus for the RBS ETNs will describe material risks related to an investment in RBS ETNs. These risks include the following:

RISK CONSIDERATIONS
Credit risk of the issuer and guarantor
RBS ETNs are unsecured and unsubordinated obligations of RBS plc and are fully and unconditionally guaranteed by RBS Group(1). If RBS plc fails to make any required payments on the RBS ETNs, your receipt of such payment will depend on the ability of RBS Group to pay its obligations as they become due.
In addition, unlike ordinary debt securities, the RBS ETNs are not principal protected and do not pay interest. The RBS ETNs are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the
Deposit Insurance Fund or any other government agency.

Market risk
The return on an RBS ETN will depend on the performance of the underlying market measure(s) to which the RBS ETNs is linked. You may lose all or a significant amount of your investment in the RBS ETNs if the level(s) of the underlying market measure(s) were to decrease substantially.

Investor fees
The daily redemption value is the amount payable at maturity or upon early repurchase or redemption of your RBS ETNs and is reduced by the aggregate investor fee applicable to your RBS ETNs. As a result, the level of the underlying market measure(s) to which your RBS ETNs are linked must increase by an amount sufficient to offset the aggregate investor fee in order for you to receive at least the face amount of your investment at maturity or upon early repurchase or redemption. If the level(s) of the underlying market measure(s)
were to decrease or not increase sufficiently, you would receive less, and possibly significantly less, than your initial investment at maturity or upon early repurchase or redemption.

Liquidity risk
Even though RBS ETNs are expected to be listed on a US securities exchange, there is no guarantee that the listing will be maintained or that a secondary market will develop. The liquidity of the RBS ETNs may therefore be limited and/or vary over time. RBS plc is not required to maintain any listing of RBS
ETNs on any securities exchange.

Restrictions on your ability to offer RBS ETNs for repurchase by RBS plc.
Through your broker, you may offer RBS ETNs for repurchase by RBS plc subject to certain restrictions and procedures described in the applicable pricing supplement.

Call risk
RBS plc also has the right to redeem your RBS ETNs, in its sole discretion. If
RBS plc elects to redeem your RBS ETNs, you may not be able to reinvest your proceeds in a comparable investment. Pursuant to our announced plan to exit the structured retail investor products business, the likelihood that we will redeem the ETNs prior to maturity has increased. See "Recent Developments" for more information.

RECENT DEVELOPMENTS
On June 13, 2013, we announced that we would be exiting the structured retail investor products business that is responsible for issuing and maintaining the
RBS ETNs, and that we expect to move such business into a runoff organization which will go through a process of restructuring and / or business sales (the
"RBS Retail Investor Products Exit Plan"). The implementation of the RBS Retail
Investor Products Exit Plan increases the likelihood that the RBS ETNs will be redeemed by us prior to maturity. We plan to continue to maintain and issue the
RBS ETNs, but our plans could change. We cannot give you any assurances as to any minimum period of time that you may hold the RBS ETNs before we redeem them at our option.

DEFINITIONS OF CERTAIN DEFINED TERMS USED HEREIN
Annualized Average represents the calculated hypothetical rate of return that, if cumulatively applied to each relevant annual period during the time period indicated, would result in the actual cumulative rate of return for the entire period.

Maximum Drawdown represents the maximum percentage loss that the relevant index incurred from its peak level to its lowest level during the time period indicated. Maximum Performance represents the highest one-year returns, as measured from 03/31 to 03/31 of each year during the period indicated.
Minimum Performance represents the lowest one-year returns, as measured from
03/31 to 03/31 of each year during the period indicated.
5-Year Volatility: Based on monthly returns over the last five years unless stated otherwise (from most recent date indicated on slide) and expressed as standard deviation percentage. Standard deviation is a measure of volatility, and illustrates the extent of variation (whether higher or lower) that exists from the average given set of results. A low standard deviation indicates that the results tend to be very close to the average result (a low degree of volatility). In contrast, a high standard deviation indicates that the results are spread out over a large range of outcomes (a high degree of volatility).
Because the standard deviation is based on historical data, it may not predict variability in annualized performance of the RBS ETNs in the future.

(1)Certain RBS ETNs were originally issued by The Royal Bank of Scotland N.V.
("RBS N.V."); however, as of December 10, 2012, RBS plc assumed the obligations of RBS N.V. under those RBS ETNs and became the issuer of them.

The RBS ETN Lineup:

                                            ETN                                                                                ANNUAL      INTRADAY               mOVING AVG
                                     ETN    INCEPTION                                                                          INVESTOR    INDIcATIVE             (MA)/DAYS TO
Trend-following Strategies           TICKER DATE      BENCHMARK INDEX                                        cASH RATE         FEE(2)      VALUE TICKER CUSIP     CONFIRm TREND
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
RBS Trendpilot[TM] ETNs
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
RBS US Large Cap Trendpilot[TM] ETN    TRND   12/6/10   SandP 500([R]) Total Return Index                    3-Month U.S.      1.00% Index TRND.IV      78009L308 200 Day MA
                                                                                                             Treasury Bills(1) 0.50% Cash                         5-Day Confirm
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
RBS US Mid Cap Trendpilot[TM] ETN      TRNM   1/25/11   SandP MidCap 400([R]) Total Return Index             3-Month U.S.      1.00% Index TRNM.IV      78009L209 200 Day MA
                                                                                                             Treasury Bills(1) 0.50% Cash                         5-Day Confirm
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
RBS NASDAQ-100([R]) Trendpilot[TM] ETN TNDQ   12/8/11   NASDAQ-100([R]) Total Return Index(SM)               3-Month U.S.      1.00% Index TNDQ.IV      78009P143 100 Day MA
                                                                                                             Treasury Bills(1) 0.50% Cash                         5-Day Confirm
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
RBS China Trendpilot[TM] ETN           TCHI   4/13/12   BNY Mellon China Select ADR Total Return Index(SM)   3-Month U.S.      1.10% Index TCHI.IV      78009P150 100 Day MA
                                                                                                             Treasury Bills(1) 0.50% Cash                         3-Day Confirm
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
                                                                                                             3-Month U.S.      1.00% Index                        200 Day MA
RBS Gold Trendpilot[TM] ETN            TBAR   2/17/11   Price of Gold Bullion                                Treasury Bills(1) 0.50% Cash  TBAR.IV      78009L407 5-Day Confirm
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
                                                                                                             3-Month U.S.      1.10% Index                        100 Day MA
RBS Oil Trendpilot[TM] ETN             TWTI   9/13/11   RBS 12-Month Oil Total Return Index                  Treasury Bills(1) 0.50% Cash  TWTI.IV      78009P127 5-Day Confirm
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
                                            ETN                                                                                ANNUAL      INTRADAY
                                     ETN    INCEPTION                                                                          INVESTOR    INDIcATIVE
Rebalance Strategy                   TICKER DATE      UNDERLYING INDIcES                                                       FEE(2)      VALUE TICKER CUSIP     REbALANcED
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
                                                      SandP 500([R]) Total Return Index
RBS US Large Cap Alternator ETN[TM]    ALTL   8/30/12 SandP 500([R]) Equal Weight Total Return Index                             1.00%       ALTL.IV      78009P168 Monthly
                                                      SandP 500([R]) Low Volatility Total Return Index
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
                                            ETN                                                                                ANNUAL      INTRADAY               REbALANcED
                                     ETN    INCEPTION                                                                          INVESTOR    INDIcATIVE             TO TARGET
Commodities Strategies               TICKER DATE      UNDERLYING INDEX                                                         FEE(2)      VALUE TICKER CUSIP     WEIGHTS
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
RBS Rogers Enhanced ETNs
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
RBS Rogers Enhanced Commodity        RGRC   10/25/12  RICI Enhanced(SM) Commodity Total Return Index                           0.95%       RGRC.IV      78009P176 Semi-Annually
Index ETN
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
RBS Rogers Enhanced Energy           RGRE   10/25/12  RICI Enhanced(SM) Energy Total Return Index                              0.95%       RGRE.IV      78009P192 Semi-Annually
ETN
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
RBS Rogers Enhanced Agriculture      RGRA   10/25/12  RICI Enhanced(SM) Agriculture Total Return Index                         0.95%       RGRA.IV      78009P184 Semi-Annually
ETN
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
RBS Rogers Enhanced Precious         RGRP   10/25/12  RICI Enhanced(SM) Precious Metals Total Return Index                     0.95%       RGRP.IV      78009P200 Semi-Annually
Metals ETN
------------------------------------ ------ --------- ------------------------------------------------------ ----------------- ----------- ------------ --------- -------------
RBS Rogers Enhanced Industrial       RGRI   10/25/12  RICI Enhanced(SM) Industrial Metals Total Return Index                   0.95%       RGRI.IV      78009P218 Semi-Annually
Metals ETN

(1)Determined as of the most recent weekly auction.
(2)With respect to RBS Trendpilot[] ETNs, the fees are either 1.10% or 1.00%
per annum (as set forth above) when tracking the Benchmark Index, and 0.50% per annum when tracking the Cash Rate. All fees are per annum.

Trend-Following Strategies

      INTRADAY
                                               ETN                                                                            ANNUAL      INDIcATIVE           mOVING AVG
                                        ETN    INCEPTION                                                                      INVESTOR    VALUE                (MA)/DAYS TO
                                        TICKER DATE      BENCHMARK INDEX                                    cASH RATE         FEE(2)      TICKER     CUSIP     CONFIRm TREND
--------------------------------------- ------ --------- -------------------------------------------------- ----------------- ----------- ---------- --------- -------------
RBS Trendpilot[TM] ETNs
--------------------------------------- ------ --------- -------------------------------------------------- ----------------- ----------- ---------- --------- -------------
1. RBS US Large Cap Trendpilot[TM] ETN    TRND   12/6/10   SandP 500([R]) Total Return Index                3-Month U.S.      1.00% Index TRND.IV    78009L308 200 Day MA
                                                                                                            Treasury Bills(1) 0.50% Cash                       5-Day Confirm
--------------------------------------- ------ --------- -------------------------------------------------- ----------------- ----------- ---------- --------- -------------
2. RBS US Mid Cap Trendpilot[TM] ETN      TRNM   1/25/11   SandP MidCap 400([R]) Total Return Index         3-Month U.S.      1.00% Index TRNM.IV    78009L209 200 Day MA
                                                                                                            Treasury Bills(1) 0.50% Cash                       5-Day Confirm
--------------------------------------- ------ --------- -------------------------------------------------- ----------------- ----------- ---------- --------- -------------
3. RBS NASDAQ-100([R]) Trendpilot[TM] ETN TNDQ   12/8/11   NASDAQ-100([R]) Total Return Index(SM)           3-Month U.S.      1.00% Index TNDQ.IV    78009P143 100 Day MA
                                                                                                            Treasury Bills(1) 0.50% Cash                       5-Day Confirm
--------------------------------------- ------ --------- -------------------------------------------------- ----------------- ----------- ---------- --------- -------------
4. RBS China Trendpilot[TM] ETN           TCHI   4/13/12   BNY Mellon China Select ADR Total Return Index(SM) 3-Month U.S.      1.10% Index TCHI.IV    78009P150 100 Day MA
                                                                                                            Treasury Bills(1) 0.50% Cash                       3-Day Confirm
--------------------------------------- ------ --------- -------------------------------------------------- ----------------- ----------- ---------- --------- -------------
                                                                                                            3-Month U.S.      1.00% Index                      200 Day MA
5. RBS Gold Trendpilot[TM] ETN            TBAR   2/17/11   Price of Gold Bullion                            Treasury Bills(1) 0.50% Cash  TBAR.IV    78009L407 5-Day Confirm
--------------------------------------- ------ --------- -------------------------------------------------- ----------------- ----------- ---------- --------- -------------
                                                                                                            3-Month U.S.      1.10% Index                      100 Day MA
6. RBS Oil Trendpilot[TM] ETN             TWTI   9/13/11   RBS 12-Month Oil Total Return Index              Treasury Bills(1) 0.50% Cash  TWTI.IV    78009P127 5-Day Confirm

Our trend-following strategies:
[]      Track the return of a specific benchmark index or cash rate
[]      Use a 100- or 200-Index business day simple moving average
[]      Use a 3- or 5-Index business day period for trend confirmation

This graph illustrates the Trendpilot[TM] methodology based on hypothetical movements in a Benchmark Index and its 100- or 200-Index business day simple moving average. This slide does not demonstrate historical data, and is not an indication of how any Index or Trendpilot[TM] methodology will perform in the future. If neither of the conditions mentioned in the graph is satisfied, the trend of the Benchmark Index will be the same as the trend of the Benchmark
Index on the immediately preceding Index business day. The Index will implement any trend reversal at the open of trading on the second Index business day immediately following the Index business day on which the Benchmark Index trend switches from positive to negative or from negative to positive, as the case may be.
(1)Determined as of the most recent weekly auction.
(2)With respect to RBS Trendpilot[TM] ETNs, the fees are either 1.10% or 1.00%
per annum (as set forth above) when tracking the Benchmark Index, and 0.50% per annum when tracking the Cash Rate.
[GRAPHIC OMITTED]

RBS US Large Cap Trendpilot[TM] Index -- as of June 30, 2014

RBS US Large Cap Trendpilot[TM] Index -- Hypothetical Growth of $10,000
Retrospectively Calculated and Actual Historical Trendpilot[TM] Index Performance
and Historical Comparisons:
May 22, 1991 to June 30, 2014
[GRAPHIC OMITTED]

Rolling 1-Year Performance and Historical Volatility Comparison
June 30, 1992 - June 30, 2014

                           RBS US Large Cap
                    Trendpilot[TM] Index (Net of Fees) SandP 500([R]) Total Return Index
------------------- -------------------------------- -------------------------------
Minimum Performance               -4.62%                        -26.21%
------------------- -------------------------------- -------------------------------
Maximum Performance               33.35%                         34.70%
------------------- -------------------------------- -------------------------------
Annualized Average                10.14%                          9.56%
------------------- -------------------------------- -------------------------------
5-Year Volatility                 11.59%                         13.40%
------------------- -------------------------------- -------------------------------

FOR MORE INFORMATION PLEASE SEE THE RBS US LARGE CAP TRENDPILOT[TM] PRICING
SUPPLEMENT. Source: Bloomberg. The above, with respect to the RBS US Large Cap
Trendpilot[TM] Index, reflects the deduction of the annual investor fee for the
RBS US Large Cap Trendpilot[TM] ETNs, which is equal to 1.00% per annum when the
RBS US Large Cap Trendpilot[TM] Index tracks the SandP 500 [R] Total Return Index and 0.50% per annum when the RBS US Large Cap Trendpilot[TM] Index[TM] tracks the
Cash Rate. The RBS US Large Cap Trendpilot[TM] Index was created on November 16,
2010. Therefore, the graph reflects actual RBS US Large Cap Trendpilot[TM] Index performance from November 16, 2010 through June 30, 2014 and reflects a retrospectively calculated RBS US Large Cap Trendpilot[TM] Index performance from
May 22, 1991 through November 15, 2010 which is based on the index methodology published by the index sponsor and described in the applicable pricing supplement. See also Slide 1 **.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX.

RBS US Large Cap Trendpilot[TM] Index

Index Returns: 1-, 5- and 10-Year Annualized Rolling Returns as of June 30,
2014

[] RBS US Large Cap Trendpilot[TM] Index (Net of Fees)
[] SandP 500[R] Total Return Index

1-Year                                         5-Year                                             10-Year
Annual Returns (June 30, 1993 - June 30, 2014) Annualized Returns (June 30, 1997 - June 30, 2014) Annualized Returns (June 30, 2002 - June 30, 2014)
[GRAPHIC OMITTED]                              [GRAPHIC OMITTED]                                  [GRAPHIC OMITTED]

Source: Bloomberg. The graphs, with respect to the RBS US Large Cap
Trendpilot[TM] Index, reflect the deduction of the annual investor fee for the
RBS US Large Cap Trendpilot[TM] ETNs, which is equal to 1.00% per annum when the
RBS US Large Cap Trendpilot[TM] Index tracks the SandP 500[R] Total Return Index and 0.50% per annum when the RBS US Large Cap Trendpilot[TM] Index[TM] tracks the
Cash Rate.
The 1-year Annual Returns above illustrate the retrospectively calculated annual returns (and historical annual returns for the annual periods after the index live date) of the RBS US Large Cap Trendpilot[TM] Index less investor fees, and historical returns of the SandP 500[R] Total Return Index for the period presented. Annualized Returns in the graphs above illustrate the geometric average annualized return of each of the RBS US Large Cap Trendpilot[TM] Index and the SandP 500[R] Total Return Index, based on the cumulative returns of the applicable index over the relevant period. Geometric average annualized return is the calculated hypothetical rate of return that, if cumulatively applied to each relevant annual period would result in the actual cumulative rate of return for the entire 5- or 10-year period, as applicable. For example in the
5-Year graph, 06/30/14 data reflects the annual return required to be received in each annual period from 12/31/08 - 06/30/14 in order to provide the total return that hypothetically could have resulted from an investment bought on
12/31/08 and sold on 06/30/14, assuming annual compounding. Please note that because the RBS US Large Cap Trendpilot[TM] Index did not exist until 11/16/2010, an investment in such Index was not possible prior to that date. The SandP 500[R]
data presented above is based on actual historical returns. See also Slide 1
**.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX.

RBS US Mid Cap Trendpilot[TM] Index -- as of June 30, 2014

RBS US Mid Cap Trendpilot[TM] Index -- Hypothetical Growth of $10,000
Retrospectively Calculated and Actual Historical Trendpilot[TM] Index Performance
and Historical Comparisons      October 20, 2000 to June 30, 2014
[GRAPHIC OMITTED]

Rolling 1-Year Performance and Historical Volatility Comparison
June 30, 2002 - June 30, 2014

                            RBS US Mid Cap           SandP MidCap 400([R])
                    Trendpilot[TM] Index (Net of Fees) Total Return Index
Minimum Performance              -14.09%                  -28.02%
Maximum Performance               26.71%                   39.38%
Annualized Average                10.51%                   10.87%
5-Year Volatility                 14.05%                   16.10%

FOR MORE INFORMATION PLEASE SEE THE RBS US MID CAP TRENDPILOT[TM] PRICING
SUPPLEMENT. Source: Bloomberg. The above, with respect to the RBS US Mid Cap
Trendpilot[TM] Index, reflects the deduction of the annual investor fee for the
RBS US Mid Cap Trendpilot[TM] ETNs, which is equal to 1.00% per annum when the
RBS US Mid Cap Trendpilot[TM] Index tracks the SandP MidCap 400 [R] Total Return
Index and 0.50% per annum when the RBS US Mid Cap Trendpilot Index[TM] tracks the
Cash Rate. The RBS US Mid Cap Trendpilot[TM] Index was created on January 24,
2011. Therefore, the graph reflects actual RBS US Mid Cap Trendpilot[TM] Index performance from January 24, 2011 through June 30, 2014 and reflects a retrospectively calculated RBS US Mid Cap Trendpilot[TM] Index performance from
October 20, 2000 through January 21, 2011 which is based on the index methodology published by the index sponsor and described in the applicable pricing supplement. See also Slide 1 **.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX.

RBS US Mid Cap Trendpilot[TM] Index

Index Returns: 1-, 5- and 10-Year Annualized Rolling Returns as of June 30,
2014

[] RBS US Mid Cap Trendpilot[TM] Index (Net of Fees)
[] SandP MidCap 400[R] Index Total Return Index

1-Year                                         5-Year                                             10-Year
Annual Returns (June 30, 2003 - June 30, 2014) Annualized Returns (June 30, 2007 - June 30, 2014) Annualized Returns (June 30, 2012 - June 30, 2014)
[GRAPHIC OMITTED]                              [GRAPHIC OMITTED]                                  [GRAPHIC OMITTED]

Source: Bloomberg. The graphs, with respect to the RBS US Mid Cap Trendpilot[TM]
Index, reflect the deduction of the annual investor fee for the RBS US Mid Cap
Trendpilot[TM] ETNs, which is equal to 1.00% per annum when the RBS US Mid Cap
Trendpilot[TM] Index tracks the SandP MidCap 400[R] Total Return Index and 0.50%
per annum when the RBS US Mid Cap Trendpilot[TM] Index tracks the Cash Rate. The
1-year Annual Returns above illustrate the retrospectively calculated annual returns (and historical annual returns for the annual periods after the index live date) of the RBS US Mid Cap Trendpilot[TM] Index less investor fees, and historical returns of the SandP MidCap 400[R] Total Return Index for the period presented. Annualized Returns in the graphs above illustrate the geometric average annualized return of each of the RBS US Mid Cap Trendpilot[TM] Index and the SandP MidCap 400[R] Total Return Index, based on the cumulative returns of the applicable index over the relevant period. Geometric average annualized return is the calculated hypothetical rate of return that, if cumulatively applied to each relevant annual period would result in the actual cumulative rate of return for the entire 5- or 10-year period, as applicable. For example in the 5-Year graph, 06/30/14 data reflects the annual return required to be received in each annual period from 12/31/08 - 06/30/14 in order to provide the total return that hypothetically could have resulted from an investment bought on 12/31/08 and sold on 06/30/14, assuming annual compounding. Please note that because the RBS US Mid Cap Trendpilot[TM] Index did not exist until 01/24/2011, an investment in such Index was not possible prior to that date. The SandP MidCap
400[R] data presented above is based on actual historical returns. See also
Slide 1 **.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX.

RBS NASDAQ-100([R]) and China Trendpilot[TM] Indexes -- as of June 30, 2014

RBS NASDAQ-100([R]) Trendpilot[TM] Index -- Hypothetical Growth of $10,000             RBS China Trendpilot[TM] Index -- Hypothetical Growth of $10,000
Retrospectively Calculated and Actual Historical Trendpilot[TM] Index Performance and  Retrospectively Calculated and Actual Historical Trendpilot[TM] Index Performance and
Historical Comparisons. July 27, 1999 to June 30, 2014                                 Historical Comparisons. September 10, 2002 to June 30, 2014
  Tracking the Benchmark Index RBS NASDAQ-100[R] Trendpilot[TM] Index (Net of Fees)    Tracking the Benchmark Index RBS China Trendpilot[TM] Index (Net of Fees)
  Tracking the Cash Rate NASDAQ-100[R] Total Return Index(SM)                          Tracking the Cash Rate       BNY Mellon China Select ADR Total Return Index(SM)
                         NASDAQ-100[R] Total Return Index(SM) 100-Day Moving Average                                BNY Mellon China Select ADR Total Return Index(SM) 100-Day
                                                                                                                    Moving Average
[GRAPHIC OMITTED]                                                                      [GRAPHIC OMITTED]

Rolling 1-Year Performance and Historical Volatility Comparison
June 30, 2000 - June 30, 2014

                    RBS NASDAQ-100([R])
                    Trendpilot[TM] Index     NASDAQ-100([R])
                       (Net of Fees)    Total Return Index(SM)
------------------- ------------------- ----------------------
Minimum Performance       -18.48%             -51.35%
------------------- ------------------- ----------------------
Maximum Performance        27.43%              34.74%
------------------- ------------------- ----------------------
Annualized Average         4.07%                0.76%
------------------- ------------------- ----------------------
5-Year Volatility          14.25%              15.57%
------------------- ------------------- ----------------------

Rolling 1-Year Performance and Historical Volatility Comparison
June 30, 2003 - June 30, 2014

                        RBS China
                    Trendpilot[TM] Index BNY Mellon China Select
                       (Net of Fees)   ADR Total Return Index(SM)
------------------- ------------------ --------------------------
Minimum Performance       -7.50%                 -22.40%
------------------- ------------------ --------------------------
Maximum Performance       65.48%                 69.73%
------------------- ------------------ --------------------------
Annualized Average        16.72%                 15.19%
------------------- ------------------ --------------------------
5-Year Volatility         13.25%                 20.90%
------------------- ------------------ --------------------------

FOR MORE INFORMATION PLEASE SEE THE RBS NASDAQ-100 TRENDPILOT[TM] PRICING
SUPPLEMENT OR RBS CHINA TRENDPILOT[TM] PRICING SUPPLEMENT, AS APPROPRIATE.
Source: Bloomberg. The above, with respect to the RBS NASDAQ-100 Trendpilot[TM]
Index and the RBS China Trendpilot[TM] Index, reflects the deduction of the annual investor fee for the related RBS ETNs which is equal to 1.00% or 1.10%, respectively, per annum when the RBS NASDAQ -100[R] Trendpilot[TM] ETN and RBS
China Trendpilot[TM] ETN track, respectively, the NASDAQ-100[R] Total Return
Index(SM) and BNY Mellon China Select ADR Total Return Index(SM), and 0.50% per
annum when such ETNs track the Cash Rate. The RBS NASDAQ-100[R] Trendpilot[TM]
Index (USD) was created on November 28, 2011. Therefore, the graph reflects the actual RBS NASDAQ-100[R] Trendpilot[TM] Index performance from November 28, 2011 through June 30, 2014 and reflects the retrospectively calculated RBS
NASDAQ-100([R]) Trendpilot[TM] Index performance from July 27, 1999 through
November 27, 2011, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. The RBS China
Trendpilot[TM] Index (USD) (the "Index") was created on February 27, 2012.
Therefore, for that Index, the graph reflects the actual Index closing levels from February 27, 2012 through June 30, 2014 and reflects the retrospectively calculated Index performance from September 10, 2002 through February 26, 2012, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. The graph starts at September 10, 2002 because that was the inception date for the BNY Mellon China Select ADR Total
Return Index(SM). See also Slide 1 **.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN INDEX.

RBS Gold and Oil Trendpilot[TM] Indexes -- as of June 30, 2014

RBS Gold Trendpilot[TM] Index -- Hypothetical Growth of $10,000                        RBS Oil Trendpilot[TM] Index -- Hypothetical Growth of $10,000
Retrospectively Calculated and Actual Historical Trendpilot[TM] Index Performance and  Retrospectively Calculated and Actual Historical Trendpilot[TM] Index Performance and
Historical Comparisons October 20, 1975 to June 30, 2014                               Historical and Retrospective Comparisons July 13, 1989 to June 30, 2014
  Tracking the Benchmark Index RBS Gold Trendpilot[TM] Index (Net of Fees)             Tracking the Benchmark Index RBS Oil Trendpilot[TM] Index (Net of Fees)
  Tracking the Cash Rate       Price of Gold Bullion                                   Tracking the Cash Rate       RBS 12-Month Oil Total Return Index
                               Price of Gold Bullion 200-Index business day simple                                  RBS 12-Month Oil Index 100-Day Moving Average
                               moving average
[GRAPHIC OMITTED]                                                                      [GRAPHIC OMITTED]

Rolling 1-Year Performance and Historical Volatility Comparison
June 30, 1977 - June 30, 2014

                        RBS Gold
                    Trendpilot[TM] Index   Price of
                       (Net of Fees)   Gold Bullion
------------------- ------------------ ------------
Minimum Performance      -19.59%         -34.81%
------------------- ------------------ ------------
Maximum Performance      133.14%         135.50%
------------------- ------------------ ------------
Annualized Average         8.19%          6.18%
------------------- ------------------ ------------
5-Year Volatility         17.22%         20.33%
------------------- ------------------ ------------

Rolling 1-Year Performance and Historical Volatility Comparison
June 30, 1990 - June 30, 2014

                          RBS Oil
                    Trendpilot[TM] Index RBS 12-Month Oil Total
                       (Net of Fees)         Return Index
------------------- ------------------ ----------------------
Minimum Performance      -25.81%                -55.25%
------------------- ------------------ ----------------------
Maximum Performance      111.07%               113.41%
------------------- ------------------ ----------------------
Annualized Average        13.84%                13.95%
------------------- ------------------ ----------------------
5-Year Volatility         16.06%                20.88%
------------------- ------------------ ----------------------

FOR MORE INFORMATION PLEASE SEE THE RBS GOLD TRENDPILOT[TM] PRICING SUPPLEMENT OR
RBS OIL TRENDPILOT[TM] PRICING SUPPLEMENT, AS APPROPRIATE. Source: Bloomberg. The
above, with respect to the RBS Gold Trendpilot[TM] Index and the RBS Oil
Trendpilot[TM] Index, reflects the deduction of the annual investor fee for the related RBS ETNs, which is equal to 1.00% or 1.10%, respectively, per annum when the RBS Gold Trendpilot[TM] ETN and RBS Oil Trendpilot[TM] ETN track, respectively, the Price of Gold Bullion and RBS 12-Month Oil Total Return
Index, and 0.50% per annum when such ETNs track the Cash Rate. The RBS Gold
Trendpilot[TM] Index (USD) was created on January 24, 2011. Therefore, the graph reflects the actual RBS Gold Trendpilot[TM] Index performance from January 24,
2011 through December 31, 2013 and reflects the retrospectively calculated RBS
Gold Trendpilot[TM] Index performance from October 20, 1975 through January 23,
2011, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. The RBS Oil Trendpilot[TM] Index
(USD) (the "Index") was created on September 13, 2011. Therefore, the graph reflects the actual Index closing levels from September 13, 2011 through June
30, 2014 and reflects the retrospectively calculated Index performance from
July 13, 1989 through September 12, 2011, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. Similarly, the RBS 12-Month Oil Total Return Index was created on
September 8, 2011. Therefore, for the RBS 12-Month Oil Total Return Index, the
graph above reflects the actual RBS 12-Month Oil Total Return Index closing levels from September 8, 2011 through June 30, 2014 and reflects the retrospectively calculated RBS 12-Month Oil Total Return Index performance from
July 13, 1989 through September 7, 2011, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. See also Slide 1 **.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN INDEX.

RBS Trendpilot[TM] ETN Performance

Performance (%) as of June 30, 2014                                                                ANNUALIZED
Daily Redemption Values(1) (Net of Fees) TICKER ETN INCEPTION 1-MONTH 3-MONTH YEAR-TO-DATE 1-YEAR SINcE RBS ETN
                                                    DATE        (%)      (%)       (%)       (%)  INCEPTION (%)
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS US Large Cap Trendpilot[TM] ETN        trnd      12/6/10      1.98    4.97       6.61    23.26      12.96
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS US Mid Cap Trendpilot[TM] ETN          trnm      1/25/11      4.05    4.07       6.97    23.99      10.35
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS NASDAQ-100([R]) Trendpilot[TM] ETN     tndq      12/8/11      3.00    2.82       2.99    27.43      17.08
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS China Trendpilot[TM] ETN                tchi     4/13/12      5.25    5.34      -2.73    22.72       6.25
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS Gold Trendpilot[TM] ETN                tbar      2/17/11      0.20   -1.98      -5.29     -5.50      1.73
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
RBS Oil Trendpilot[TM] ETN                 twti      9/13/11      4.19    7.03       8.84     9.39       -5.12
---------------------------------------- ------ ------------- ------- ------- ------------ ------ -------------
Cash Rate on 06/30/14 was 0.040%

Source: Bloomberg. The table above presents the actual historical performance of the RBS ETNs over the specified periods. For information regarding the performance of each Index, please refer to the relevant pricing supplement filed with the U.S. Securities and Exchange Commission ("SEC").
(1)Includes the deduction of the annual investor fee, which accrues on a daily basis. The annual investor fee will be equal to: (i) (a) 1.00% per annum when the applicable Trendpilot[TM] Indices that are tracked by the RBS US Large Cap
Trendpilot[TM] ETNs, RBS US Mid Cap Trendpilot[TM] ETNs, RBS Gold Trendpilot[TM] ETNs
and the RBS NASDAQ-100[R] Trendpilot[TM] ETNs are tracking, respectively, the SandP
500[R] Total Return Index, the SandP MidCap 400[R] Total Return Index, the Price
of Gold Bullion and the NASDAQ-100[R] Total Return Index(SM) and (b) 1.10% per
annum when the applicable Trendpilot[TM] Indices that are tracked by the RBS Oil
Trendpilot[TM] ETNs and RBS China Trendpilot[TM] ETNs are tracking, respectively, the RBS 12-Month Oil Total Return Index and the BNY Mellon China Select ADR
Total Return Index(SM); and (ii) 0.50% per annum when any of the Trendpilot[TM]
Indices that are the Cash Rate.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN
INDEX.

RBS Trendpilot[TM] Index Backtested Performance

                                                        START DATE FOR
                                                         bAcKTESTED
Hypothetical Backtested Trendpilot[TM] Index               TRENDpILOT[TM]                                    SINcE
                                                             INDEX     1-YEAR ANNUALIZED ANNUALIZED   bAcKTESTED       5-YEAR         MAXImUm
Performance (%) as of June 30, 2014                     cALcULATIONS     (%)  5-YEAR (%) 10-YEAR (%) START DATE (%) VOLATILITY (%) DRAWDOWN (%)
------------------------------------------------------- -------------- ------ ---------- ----------- -------------- -------------- ------------
RBS US Large Cap Trendpilot[TM] Index (Net of Fees)(1)        5/22/91   23.36     13.45       8.09        11.09         11.59          -19.29
------------------------------------------------------- -------------- ------ ---------- ----------- -------------- -------------- ------------
SandP 500[R] Total Return Index                               5/22/91   24.61     18.83       7.78         9.62         13.40          -55.25
------------------------------------------------------- -------------- ------ ---------- ----------- -------------- -------------- ------------
RBS US Mid Cap Trendpilot[TM] Index (Net of Fees)(1)         10/20/00   23.99     15.16       8.77         9.48         14.05          -24.52
------------------------------------------------------- -------------- ------ ---------- ----------- -------------- -------------- ------------
SandP MidCap 400[R] Total Return Index                       10/20/00   25.24     21.67      10.50         9.19         16.10          -55.15
------------------------------------------------------- -------------- ------ ---------- ----------- -------------- -------------- ------------
RBS NASDAQ-100([R]) Trendpilot[TM] Index (Net of Fees)(1)     7/27/99   27.43     10.46       6.21         7.81         14.25          -44.87
------------------------------------------------------- -------------- ------ ---------- ----------- -------------- -------------- ------------
NASDAQ-100[R] Total Return Index(SM)                          7/27/99   34.15     22.42      10.62         4.06         15.57          -82.87
------------------------------------------------------- -------------- ------ ---------- ----------- -------------- -------------- ------------
RBS China Trendpilot[TM] Index (Net of Fees)(1)               9/10/02   22.72      6.11      13.55        17.89         13.25          -38.39
------------------------------------------------------- -------------- ------ ---------- ----------- -------------- -------------- ------------
BNY Mellon Select ADR Total Return Index(SM)                  9/10/02   36.75      8.77      12.11        16.08         20.90          -70.28
------------------------------------------------------- -------------- ------ ---------- ----------- -------------- -------------- ------------
RBS Gold Trendpilot[TM] Index (Net of Fees)(1)               10/20/75   -5.92     10.38      10.41         8.88         17.22          -43.44
------------------------------------------------------- -------------- ------ ---------- ----------- -------------- -------------- ------------
Price of Gold Bullion                                        10/20/75   10.32      7.07      12.76         5.86         20.33          -70.26
------------------------------------------------------- -------------- ------ ---------- ----------- -------------- -------------- ------------
RBS Oil Trendpilot[TM] Index (Net of Fees)(1)                 7/13/89    9.39     -7.43      10.15        15.00         16.06          -43.53
------------------------------------------------------- -------------- ------ ---------- ----------- -------------- -------------- ------------
RBS 12-Month Oil Total Return Index                           7/13/89   19.66      5.64       9.83        13.88         20.88          -72.99

Source: Bloomberg. The data in the above chart reflects actual historical performance for each Trendpilot[TM] Index from such index's live date and retrospectively calculated performance from the "Start Date for Backtested
Trendpilot[TM] Index Calculations" to the live date of such index. The live dates of each Trendpilot[TM] Index are provided on previous slides. The 1-Year returns above all reflect actual historical performance, whereas the 5-Year and 10-Year returns reflect both actual historical performance and retrospectively calculated performance. The Trendpilot[TM] Indices have very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its live date. returns. Neither the retrospectively calculated nor the historical index performance should be taken as any indication of future performance of any index or any related RBS ETNs.
The "Start Date for Backtested Trendpilot[TM] Index Calculations" was selected for each set of indices based on the live date for the related Benchmark Index.

(1)The Trendpilot[TM] Includes the deduction of the annual investor fee for the applicable RBS ETN, which accrues on a daily basis. The annual investor fee is equal to: (i) (a) 1.00% per annum when the applicable Trendpilot[TM] Indices that are tracked by the RBS US Large Cap Trendpilot[TM] ETNs, RBS US Mid Cap
Trendpilot[TM] ETNs, RBS Gold Trendpilot[TM] ETNs and the RBS NASDAQ-100[R]
Trendpilot[TM] ETNs are tracking, respectively, the SandP 500[R] Total Return
Index, the SandP MidCap 400[R] Total Return Index, the Price of Gold Bullion and
the NASDAQ-100[R] Total Return Index(SM) and (b) 1.10% per annum when the applicable Trendpilot[TM] Indices that are tracked by the RBS Oil Trendpilot[TM]
ETNs and RBS China Trendpilot[TM] ETNs are tracking, respectively, the RBS
12-Month Oil Total Return Index and the BNY Mellon China Select ADR Total
Return Index(SM); and (ii) 0.50% per annum when any of the Trendpilot[TM] Indices that are tracked by the RBS ETNs are tracking Cash Rate.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN INDEX.

Rebalance Strategy

Alternator Strategy
Each month, the RBS US Large Cap Alternator Index[TM] will track the return of the Underlying Index with the highest relative strength score at the end of the prior month. score is a simple average of the 1-, 3-, 6-, 9- and 12-month returns of each of the Underlying Indices, calculated with respect to the last business day of each month.

                                            ETN                                                      ANNUAL   INTRADAY
                                     ETN    INCEPTION                                                INVESTOR INDIcATIVE
                                     TICKER DATE      UNDERLYING INDIcES                             FEE      VALUE TICKER CUSIP     REbALANcED
------------------------------------ ------ --------- ---------------------------------------------- -------- ------------ --------- ----------
                                                      SandP 500([R]) Total Return Index
1. RBS US Large Cap Alternator ETN[TM] ALTL 8/30/12   SandP 500([R]) Equal Weight Total Return Index   1.00%    ALTL.IV      78009P168 Monthly
                                                      SandP 500([R]) Low Volatility Total Return Index
------------------------------------ ------ --------- ---------------------------------------------- -------- ------------ --------- ----------

Hypothetical Market Cycle:(1)
[GRAPHIC OMITTED]

RBS US Large Cap Alternator[TM] Index -- Hypothetical Growth of $10,000
Retrospectively Calculated and Actual Historical Index Performance and
Comparison
January 2, 1992 to June 30, 2014.
[GRAPHIC OMITTED]

Performance and Historical Volatility Comparison
June 30, 1993 - June 30, 2014

                 RBS US
                Large Cap                         SandP 500([R]) Equal SandP 500([R]) Low
        Alternator Index[TM] SandP 500([R]) Total   Weight Total     Volatility Total
               (Net of Fees)    Return Index       Return Index      Return Index
Minimum
Performance      -18.05%           -26.21%            -23.56%           -12.35%
Maximum
Performance       31.07%           34.70%              36.45%            30.04%
Annualized
Average           12.45%            9.37%              11.38%            10.56%
5-Year
Volatility        12.42%           13.40%              15.20%            9.10%

(1)The above does not reflect an actual market cycle and is not an indication of how a market cycle may develop, the length of any market cycle, which
Underlying Index will be tracked during any part of a market cycle or whether any Underlying Index will be tracked at all or in any particular order.
FOR MORE INFORMATION PLEASE SEE THE RBS US LARGE CAP ALTERNATOR PRICING
SUPPLEMENT.
Source: Bloomberg. The above, with respect to the RBS US Large Cap Alternator
Index[TM], reflects the deduction of the annual investor fee for the RBS US Large
Cap Alternator ETNs[TM], which is equal to 1.00% per annum. The live dates of the
RBS US Large Cap Alternator Index[TM], SandP 500[R] Low Volatility Total Return
Index, the SandP 500[R] Equal Weight Total Return Index and the SandP 500[R] Total
Return Index are 08/28/2012, 04/20/2011, 01/08/2003 and 01/04/1988, respectively. Any index data presented before those dates is retrospectively calculated, and any index data presented after those dates reflects actual historical performance. The
Index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its live date. Accordingly, the results shown before the live date are hypothetical and do not reflect actual returns. See also Slide 1 **.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN INDEX.

RBS Rebalance Strategy Performance

Performance (%) as of June 30, 2014                                                                                                 ANNUALIZED
Daily Redemption Values(1) (Net of Fees)               TICKER    ETN INCEPTION  1-MONTH    3-MONTH   YEAR-TO-DATE      1-YEAR      SINcE RBS ETN
                                                                     DATE          (%)         (%)         (%)            (%)      INCEPTION (%)
------------------------------------------------- -------------- ------------- ---------- ---------- -------------- -------------- -------------
RBS US Large Cap Alternator ETN[TM]                       ALTL        8/30/12        2.80       5.29        8.13          26.07           21.34
------------------------------------------------- -------------- ------------- ---------- ---------- -------------- -------------- -------------
                                                  START DATE FOR
Hypothetical Backtested Index Performance (%)      bAcKTESTED     ANNUALIZED   ANNUALIZED ANNUALIZED     SINcE
                                                       INDEX         1-YEAR      5-YEAR     10-YEAR   bAcKTESTED       5-YEAR         mAXImUm
as of June 30, 2014                               cALcULATIONS         (%)         (%)         (%)   START DATE (%) VOLATILITY (%) DRAWDOWN (%)
------------------------------------------------- -------------- ------------- ---------- ---------- -------------- -------------- -------------
RBS US Large Cap Alternator[TM] Index (Net of Fees)      1/2/92        26.08        19.97       9.31        13.51         12.42          -44.15
------------------------------------------------- -------------- ------------- ---------- ---------- -------------- -------------- -------------
SandP 500([R]) Total Return Index                        1/2/92        24.61        18.83       7.78         9.30         13.40          -55.28
------------------------------------------------- -------------- ------------- ---------- ---------- -------------- -------------- -------------
SandP 500([R]) Equal Weight Total Return Index           1/2/92        27.35        22.37      10.08        11.67         15.20          -59.47
------------------------------------------------- -------------- ------------- ---------- ---------- -------------- -------------- -------------
SandP 500([R]) Low Volatility Total Return Index         1/2/92        17.66        18.01       9.34        10.64          9.10          -40.40

Source: Bloomberg.
(1)Includes the deduction of the annual investor fee, which accrues on a daily basis, and is equal to 1.00% per annum with respect to the RBS US Large Cap
Alternator Index[TM] . The live date for the RBS US Large Cap Alternator Index[TM]
is August 28, 2012. The RBS US Large Cap Alternator Index[TM] results incorporating data prior to its live date are hypothetical and do not reflect actual index returns. No actual investment which allowed tracking of the performance of such index was possible before its live date. indication of future performance of any RBS index or any related RBS ETNs. See also Slide 1
**.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS
NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX.

Rogers Enhanced Commodity Indices

                                          ETN                                                                       ANNUAL   INTRADAY               REbALANcED
                                   ETN    INCEPTION                                                                 INVESTOR INDIcATIVE             TO TARGET
                                   TICKER DATE      UNDERLYING INDEX                                                FEE      VALUE TICKER CUSIP     WEIGHTS
---------------------------------- ------ --------- --------------------------------------------------------------- -------- ------------ --------- --------------
RBS Rogers Enhanced Commodity ETNs
---------------------------------- ------ --------- --------------------------------------------------------------- -------- ------------ --------- --------------
1. RBS Rogers Enhanced             RGRC   10/25/12  RICI Enhanced(SM) Commodity Total Return Index (Composite)      0.95%    RGRC.IV      78009P176 Semi-Annually
Commodity Index ETN
---------------------------------- ------ --------- --------------------------------------------------------------- -------- ------------ --------- --------------
2. RBS Rogers Enhanced             RGRE   10/25/12  RICI Enhanced(SM) Energy Total Return Index (Sector)            0.95%    RGRE.IV      78009P192 Semi-Annually
Energy ETN
---------------------------------- ------ --------- --------------------------------------------------------------- -------- ------------ --------- --------------
3. RBS Rogers Enhanced             RGRA   10/25/12  RICI Enhanced(SM) Agriculture Total Return Index (Sector)       0.95%    RGRA.IV      78009P184 Semi-Annually
Agriculture ETN
---------------------------------- ------ --------- --------------------------------------------------------------- -------- ------------ --------- --------------
4. RBS Rogers Enhanced             RGRP   10/25/12  RICI Enhanced(SM) Precious Metals Total Return Index (Sector)   0.95%    RGRP.IV      78009P200 Semi-Annually
Precious Metals ETN
---------------------------------- ------ --------- --------------------------------------------------------------- -------- ------------ --------- --------------
5. RBS Rogers Enhanced             RGRI   10/25/12  RICI Enhanced(SM) Industrial Metals Total Return Index (Sector) 0.95%    RGRI.IV      78009P218 Semi-Annually
Industrial Metals ETN

Features and Benefits:
Simple                                    Enhanced Design                                    Expected U.S. Federal Income Tax     Low Cost
[]  Broad index provides exposure to 36   []  Reset to target weights annually       Treatment                                    []  Annual investor fee
    different commodities                     based on expected economic             []  Holders of these ETNs should, assuming       of 95 basis points
[]  Sector indices for targeted exposure      global demand                              they are treated for U.S. federal income
[]  Trades daily                          []  Rebalances semi-annually                   tax purposes as prepaid financial
[]  Highly liquid                         []  Roll-strategy                              contracts, generally not be required to
                                                                                         include amounts in income prior to sale,
                                                                                         redemption or maturity.  However, the
                                                                                         IRS and U.S. Treasury are actively
                                                                                         considering the tax treatment of
                                                                                         instruments such as these ETNs, which
                                                                                         could change. See the pricing
                                                                                         supplement for more information.

Determining the rollover calendar for individual commodities(1):

                                                                                                          Contracts are selected
                                           Filtering criteria applied based                               according to the individual
                                                                            Liquidity
                                           on seasonal patterns and                                       rollover calendar for each
All available futures contracts                                            (except for precious metals,
                                           cycles                                                         commodity. Rollover based on
                                                                            rubber and palm oil)
                                           (only for energy and grains)                                   liquidity and futures curves.
                                                                                                          (term structure)
(1)Target weights determined annually in February

Rogers Enhanced Commodity Indices

Commodity Breakdown - as of June 30, 2014:

                                    RICI                                            RICI
                                    Composite Sector                                Composite Sector
                                    Index     Index                                 Index     Index
                                    Target    Target                                Target    Target
                  Commodities       Weight    Weight              Commodities       Weight    Weight
----------------- ----------------- --------- ------- ----------- ----------------- --------- -------
                  WTI Crude         13.00%    31.71%              Corn              7.00%     18.42%
                  ----------------- --------- -------             ----------------- --------- -------
                  Brent Crude       10.00%    24.39%              Coffee            3.00%     8.55%
                  ----------------- --------- -------             ----------------- --------- -------
                  Natural Gas       7.00%     17.07%              Sugar             3.25%     7.89%
                  ----------------- --------- -------             ----------------- --------- -------
Energy            Gasoline RBOB     4.00%     9.76%               Soybeans          3.00%     7.89%
                  ----------------- --------- -------             ----------------- --------- -------
                  Heating Oil       4.00%     9.76%               Wheat             2.50%     7.89%
                  ----------------- --------- -------             ----------------- --------- -------
                  Gas Oil           3.00%     7.32%               Live Cattle       3.00%     6.58%
                  ----------------- --------- -------             ----------------- --------- -------
                  Energy            41.00%    100.00%             Lean Hogs         2.00%     5.26%
----------------- ----------------- --------- -------             ----------------- --------- -------
                  Copper            4.00%     30.77%              Soybean Oil       2.00%     5.26%
                  ----------------- --------- -------             ----------------- --------- -------
                  Aluminum          4.00%     30.77%              Kansas City Wheat 2.00%     5.26%
                  ----------------- --------- -------             ----------------- --------- -------
                  Zinc              2.00%     15.38%              Cotton            2.00%     5.26%
                  ----------------- --------- -------             ----------------- --------- -------
                  Lead              1.50%     11.54%              Cocoa             1.50%     3.95%
                  ----------------- --------- -------             ----------------- --------- -------
                  Nickel            0.50%     7.69%               Soybean Meal      1.25%     3.29%
                  ----------------- --------- -------             ----------------- --------- -------
Industrial Metals Tin               0.50%     3.85%   Agriculture Palm Oil          1.00%     2.63%
                  ----------------- --------- -------             ----------------- --------- -------
                  Industrial Metals 13.00%    100.00%             Rubber            1.00%     2.63%
----------------- ----------------- --------- -------             ----------------- --------- -------
                  Gold              4.00%     50.00%              Coffee Robusta    1.00%     2.63%
                  ----------------- --------- -------             ----------------- --------- -------
                  Silver            2.00%     25.00%              Lumber            0.50%     1.32%
                  ----------------- --------- -------             ----------------- --------- -------
                  Palladium         1.00%     12.50%              Orange Juice      0.50%     1.32%
                  ----------------- --------- -------             ----------------- --------- -------
Precious Metals   Platinum          1.00%     12.50%              Rice              0.50%     1.32%
                  ----------------- --------- -------             ----------------- --------- -------
                  Precious Metals   8.00%     100.00%             Oats              0.50%     1.32%
----------------- ----------------- --------- -------             ----------------- --------- -------
                                                                  Minneapolis Wheat 0.50%     1.32%
----------------- ----------------- --------- -------             ----------------- --------- -------
                                                                  Agriculture       38.00%    100.00%
----------------- ----------------- --------- ------- ----------- ----------------- --------- -------
                  Overall Total                                                     100.00%
----------------- ----------------- --------- ------- ----------- ----------------- --------- -------

RBS Rogers Enhanced Commodity Index ETN
Target Weight

RBS Rogers Enhanced Subsector Index ETNs
[GRAPHIC OMITTED]

Want to set your own commodity sector weightings?
You can purchase one or more of the individual commodity sectors.
For example:
Precious Metals (RGRP) + Agriculture (RGRA).
RGRE, RGRA, RGRI and RGRP

Rogers Enhanced Commodity Index -- as of June 30, 2014

RBS Rogers Enhanced Commodity Index -- Hypothetical Growth of $10,000 (Net of
Fees)
Actual Historical Index Performance and Historical Comparisons      October 31,
2008 to June 30, 2014 RICI Enhanced(SM) Commodity Total Return Index Rogers
International Commodity Index ("RICI Index") -- Total Return(SM)
SandP GSCI[R] Total Return Index
DBIQ Optimum Yield Commodity Total Return Index Dow Jones-UBS Commodity
Index(SM) Total Return
[GRAPHIC OMITTED]

FOR MORE INFORMATION PLEASE SEE THE RBS ROGERS ENHANCED COMMODITY INDEX ETN
PRICING SUPPLEMENT.
Source: Bloomberg
*The performance of the RICI Enhanced(SM) Commodity Total Return Index
illustrated in the graph above reflects the investor fee that will be deducted in calculating the daily redemption value of the ETNs. For comparison purposes, the historical closing levels of each index represented in the graph above were based to a value of 10,000 on October 31, 2008. The  RICI Enhanced(SM)
Commodity Total Return Index, RICI Index, SandP GSCI[R] Total Return Index, DBIQ
Optimum Yield Commodity Total Return Index and Dow Jones-UBS Commodity
Index(SM) Total Return reflect the deduction of an annual investor fee, in the amount of 0.95%, 0.75%, 0.75%, 0.93%, and 0.75%, respectively. (SM) Commodity
Total Return Index has been live since October 31, 2008. Therefore, the closing levels used to create the graph above reflect actual Index closing levels. The historical performance of the RICI Enhanced(SM) Commodity Total Return Index
illustrated in the graph above should not be taken as an indication of future performance.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST
DIRECTLY IN AN INDEX.

RBS Rogers Enhanced Commodity Indices Performance

Performance as of June 30, 2014 (%)                                                                                          ANNUALIZED
                                                                 ETN INCEPTION 1-MONTH   3-MONTH    YEAR-TO-DATE     1-YEAR  SINcE RBS ETN
Daily Redemption Values                                 TICKER       DATE        (%)        (%)             (%)        (%)   INCEPTION (%)
------------------------------------------------------ --------- ------------- --------- ------- ----- ---- --------------- ---------
RBS Rogers Enhanced Commodity Index ETN                  RGRC       10/25/12     1.18      0.94        6.18      7.71        -1.42
------------------------------------------------------ --------- ------------- --------- ------- ----- ---- --------------- ---------
RBS Rogers Enhanced Energy ETN                           RGRE       10/25/12     3.01      4.77        5.59      13.00       6.51
------------------------------------------------------ --------- ------------- --------- ------- ----- ---- --------------- ---------
RBS Rogers Enhanced Agriculture ETN                      RGRA       10/25/12    -2.10     -5.26        7.61      2.85        -7.02
------------------------------------------------------ --------- ------------- --------- ------- ----- ---- --------------- ---------
RBS Rogers Enhanced Precious Metals ETN                  RGRP       10/25/12     6.14      4.64        9.94      9.51       -12.04
------------------------------------------------------ --------- ------------- --------- ------- ----- ---- --------------- ---------
RBS Rogers Enhanced Industrial Metals ETN                RGRI       10/25/12     1.55      6.62        0.31      3.20        -3.66
------------------------------------------------------ --------- ------------- --------- ------- ----- ---- --------------- ---------
Historical Index Performance (%)                         INDEX                                                                ANNUALIZED
                                                       INCEPTION      1-YEAR      ANNUALIZED     ANNUALIZED      SINcE INDEX   STANDARD
as of June 30, 2014 (Net of Fees)                        DATE           (%)        3-YEAR (%)     5-YEAR (%)    INCEPTION (%) DEVIATION (%)
------------------------------------------------------ --------- ------------- -------------- -------------- ----------------------------
RICI Enhanced(SM) Commodity Total Return Index          10/31/08        7.81          -3.49       4.55            4.15         6.84
------------------------------------------------------ --------- ------------- -------------- --- ---------- ---- -----------------------
RICI Enhanced(SM) Energy Total Return Index             10/31/08       12.96          0.66        2.73            -0.14        10.29
------------------------------------------------------ --------- ------------- -------------- --- ---------- ---- -----------------------
RICI Enhanced(SM) Agriculture Total Return Index        10/31/08        2.95          -5.52       5.13            4.87         9.78
------------------------------------------------------ --------- ------------- -------------- --- ---------- ---- -----------------------
RICI Enhanced(SM) Precious Metals Total Return Index    10/31/08        9.22          -7.18       9.27            14.48        18.13
------------------------------------------------------ --------- ------------- -------------- --- ---------- ---- -----------------------
RICI Enhanced(SM) Industrial Metals Total Return Index  10/31/08        3.95          -9.63       2.72            3.60         14.55

The table above presents the actual performance of the RBS ETNs and the indices, over the specified periods, in each case, less investor fees of 0.95%
per annum.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST
DIRECTLY IN AN INDEX.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the relevant Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS
ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The RBS Oil
Trendpilot(TM) ETNs, the RBS Rogers Enhanced ETNs and the respective indices that those ETNs track do not provide exposure to spot prices of the relevant commodities and, consequently, may not be representative of an investment that provides exposure to the relevant commodities or buying and holding the relevant commodities. The prices of commodities are volatile and are affected by numerous factors. Each Trendpilot[TM] Index may underperform its respective
Benchmark Index, and is expected to perform poorly in volatile markets. The RBS
China Trendpilot[TM] ETNs involve risks associated with an investment in emerging markets, as well as currency exchange risk. The RBS US Large Cap Alternator
Index(TM) may underperform the SandP 500[R] Index or any Underlying Index. Even
though the RBS ETNs are listed on the NYSE Arca, a trading market may not develop and the liquidity of the RBS ETNs may be limited and/or vary over time, as RBS plc is not required to maintain any listing of the RBS ETNs. The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the RBS ETNs in the secondary market. The
RBS ETNs are not principal protected and do not pay interest. Any payment on the RBS ETNs is subject to the ability of RBS plc and RBS Group to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS
ETNs.
The RBS ETNs are complex and not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS
ETNs as described in the "Risk Factors" section of the applicable pricing supplement, before investing. The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the
RBS ETNs in the secondary market.
IMPORTANT INFORMATION: The Royal Bank of Scotland plc (RBS plc) and The Royal
Bank of Scotland Group plc (RBS Group) have filed a registration statement
(including a prospectus) with the U.S. Securities and Exchange Commission (SEC)
for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or
any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling
1-855-RBS-ETPS (toll-free).
RBS China Trendpilot(TM) Index, RBS US Large Cap Trendpilot(TM) Index (USD),
RBS US Mid Cap Trendpilot(TM) Index (USD), RBS Gold Trendpilot(TM) Index (USD)
and RBS US Large Cap Alternator(TM) Index (USD) are the property of RBS plc, which has contracted with SandP Opco, LLC (a subsidiary of SandP Dow Jones Indices
LLC) ("SandP Dow Jones Indices") to maintain and calculate these indices. [R]
Index, the SandP MidCap 400[R], SandP 500 Low Volatility Index and SandP 500([R])
Equal Weight Index (including the total return versions) are the exclusive property of SandP Dow Jones Indices and have been licensed for use by RBS plc in connection with certain of these indices. liability for any errors or omissions in calculating these indices. SandP[R] is a registered trademark of Standard and
Poor's Financial Services LLC ("SPFS") and Dow Jones[R] is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"). These trademarks have been licensed to SandP Dow Jones Indices. Standard and Poor's[R], SandP[R],
SandP[R] 500, SandP MidCap 400[R], SandP 500 Low Volatility Index[R], SandP 500[R]
Equal Weight Index(TM) and SandP 500[R] EWI(TM) are trademarks of SPFS and together with the "Calculated by SandP Dow Jones Indices Custom" and its related stylized mark(s) have been licensed for use by RBS plc. The RBS China
Trendpilot(TM) ETNs, RBS US Large Cap Trendpilot(TM) ETNs, RBS US Mid Cap
Trendpilot(TM) ETNs, RBS Gold Trendpilot(TM) ETNs and RBS US Large Cap
Alternator ETNs are not sponsored, endorsed, sold or promoted by SandP Dow Jones
Indices, SPFS, Dow Jones, their affiliates or their third party licensors, and neither SandP Dow Jones Indices, SPFS, Dow Jones, their affiliates or their third party licensors make any representation regarding the advisability of investing in such RBS ETNs.
NASDAQ[R], OMX[R], NASDAQ OMX[R], NASDAQ-100[R], NASDAQ-100 Index[R] and
NASDAQ-100[R] Total Return Index(SM) are registered trademarks and service marks of The NASDAQ OMX Group, Inc. and are licensed for use by RBS plc. The
RBS NASDAQ-100([R]) Trendpilot(TM) Index is the property of RBS plc. RBS plc has contracted with The NASDAQ OMX Group, Inc. (which with its affiliates and subsidiaries is referred to as the "Corporations") to calculate and maintain the RBS NASDAQ-100([R]) Trendpilot(TM) Index, either directly or through a third party. Currently, the RBS NASDAQ-100([R]) Trendpilot(TM) Index is
calculated and maintained by SandP Opco, LLC, a subsidiary of SandP Dow Jones
Indices LLC ("SandP Dow Jones Indices") on behalf of the Corporations. [R] is a registered trademark of Standard and Poor's Financial Services LLC ("SPFS") and
Dow Jones[R] is a registered trademark of Dow Jones Trademark Holdings LLC
("Dow Jones"). trademarks have been licensed to SandP Dow Jones Indices.
-100([R]) Trendpilot(TM) Index. The RBS NASDAQ-100([R]) Trendpilot(TM) ETNs,
which are based on the RBS NASDAQ-100([R]) Trendpilot(TM) Index, have not been passed on by the Corporations or SandP Dow Jones Indices as to their legality or suitability and are not sponsored, endorsed, sold or promoted by the
Corporations or SandP Dow Jones Indices and its affiliates. THE CORPORATIONS, SandP
DOW JONES INDICES AND ITS AFFILIATES MAKE NO WARRANTIES AND BEAR NO LIABILITY
WITH RESPECT TO THE RBS NASDAQ-100([R]) TRENDPILOT(TM) ETNs.
RBS Oil Trendpilot(TM) Index (USD) and RBS 12-Month Oil Total Return Index
(USD) are the property of RBS plc and are calculated by NYSE Arca, a wholly-owned subsidiary of NYSE Euronext.
RBS Oil Trendpilot(TM) Index (USD) and RBS 12-Month Oil Total Return Index
(USD), are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and
NYSE Arca makes no representation regarding the advisability of investing in such ETNs. NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY
EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE WITH RESPECT TO THE RBS OIL TRENDPILOT[TM] INDEX (USD) OR RBS
12-MONTH OIL TOTAL RETURN INDEX (USD) OR ANY DATA INCLUDED THEREIN. -QUENTIAL
DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH
DAMAGES.
BNY Mellon is a corporate brand of The Bank of New York Mellon Corporation and may be used as a generic term to reference the corporation as a whole or its various subsidiaries. BNY Mellon and BNY Mellon ADR Indices and BNY Mellon DR
Indices are service marks owned by The Bank of New York Mellon Corporation.
This information is provided for general purposes only and is not investment advice. We provide no advice nor recommendations or endorsement with respect to any company, security or products based on any index licensed by BNY Mellon, and we make no representation regarding the advisability of investing in the same.
BNY Mellon.
BNY Mellon does not guarantee the accuracy, timeliness and/or completeness of
BNY Mellon ADR Indices and BNY Mellon DR Indices, or any associated indices, or any data included therein, and BNY Mellon shall have no liability for any errors, omissions, or interruptions therein. BNY Mellon makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to BNY Mellon ADR
Indices and BNY Mellon DR Indices or any associated indices, or any data included therein, or any materials derived from such data. Without limiting any of the foregoing, in no event shall the company have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages. For the full disclaimer please see the pricing supplement relating to the notes that RBS plc and RBS
Group filed with the SEC.
The RBS ETNs are not sponsored, endorsed, sold or promoted by Beeland Interests
Inc. ("Beeland Interests"), James B. Rogers, Jr. or Diapason Commodities
Management SA ("Diapason").[TM] Neither Beeland Interests, James B. Rogers, Jr.
nor Diapason makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this document, or the advisability of investing in securities or commodities generally, or in the RBS ETNs or in futures particularly. "Jim Rogers", "James
Beeland Rogers, Jr.", "Rogers", "Rogers International Commodity Index", "RICI",
"RICI Enhanced", and the names of all other RICI Enhanced(SM) Indices mentioned herein are trademarks, service marks and/or registered marks of Beeland
Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license.[TM] The personal names and likeness of Jim
Rogers/James Beeland Rogers, Jr. are owned and licensed by James Beeland
Rogers, Jr.
NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES
OR AGENTS, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS
INTERNATIONAL COMMODITY INDEX ("RICI"), THE RICI ENHANCED INDEX, ANY SUB-INDEX
THEREOF, OR ANY DATA INCLUDED THEREIN.[TM] SUCH PERSON SHALL NOT HAVE ANY
LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO
WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE RBS
ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, THE RICI ENHANCED
INDEX, ANY SUB-INDEX THEREOF, ANY DATA INCLUDED THEREIN OR THE RBS ETNS.[TM]
NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES
OR AGENTS, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY
DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
OR USE WITH RESPECT TO THE RICI, THE RICI ENHANCED INDEX, ANY SUB INDEX
THEREOF, OR ANY DATA INCLUDED THEREIN.[TM] WITHOUT LIMITING ANY OF THE FOREGOING,
IN NO EVENT SHALL BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE
AFFILIATES OR AGENTS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT,
PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE
POSSIBILITY THEREOF.
NEITHER THE INDICATION THAT SECURITIES OR OTHER FINANCIAL PRODUCTS OFFERED
HEREIN ARE BASED ON DATA PROVIDED BY ICE DATA LLP, NOR THE USE OF THE
TRADEMARKS OF ICE DATA LLP IN CONNECTION WITH SECURITIES OR OTHER FINANCIAL
PRODUCTS DERIVED FROM SUCH DATA IN ANY WAY SUGGESTS OR IMPLIES A REPRESENTATION
OR OPINION BY ICE DATA OR ANY OF ITS AFFILIATES AS TO THE ATTRACTIVENESS OF
INVESTMENT IN ANY SECURITIES OR OTHER FINANCIAL PRODUCTS BASED UPON OR DERIVED
FROM SUCH DATA. ICE DATA IS NOT THE ISSUER OF ANY SUCH SECURITIES OR OTHER
FINANCIAL PRODUCTS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES WHATSOEVER,
INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY
PARTICULAR PURPOSE WITH RESPECT TO SUCH DATA INCLUDED OR REFLECTED THEREIN, NOR
AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ANY ENTITY FROM THE USE OF THE
DATA INCLUDED OR REFLECTED THEREIN.
The indices that the RBS Rogers Enhanced ETNs track are calculated by NYSE
Arca, Inc. ("NYSE Arca"), a wholly-owned subsidiary of NYSE Euronext. The RBS
ETNs, which are based on such indices, are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such products. nyse arca makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to SUCH
indICES or any data included therein. in no event shall nyse arca have any liability for any special, punitive, indirect, or consequential damages
(including lost profits), even if notified of the possibility of such damages.

Copyright [C] 2014 RBS Securities Inc. All rights reserved. RBS Securities
Inc., a U.S. registered broker-dealer, member of FINRA and SIPC, is an indirect wholly-owned subsidiary of The Royal Bank of Scotland plc.